UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2006 (August 20, 2006)

GLENBOROUGH REALTY TRUST INCORPORATED

(Exact name of Registrant as Specified in Charter)

Maryland	001-14162	94-3211970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Ste. 1100, San Mateo, California 94402

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 343-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Merger Agreement

On August 20, 2006, Glenborough Realty Trust Incorporated (the “Company” or “Glenborough”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Glenborough Properties, L.P. (the “Operating Partnership”), Gridiron Holdings LLC and Gridiron Acquisition LLC (“Merger Sub”) pursuant to which the Company will be merged with and into Merger Sub, with Merger Sub continuing as the surviving entity (the “Merger”).

Pursuant to the terms of the Merger Agreement, each share of common stock of the Company (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive (i) $26.00 in cash, plus (ii) an amount equal to the pro rata portion of $0.275, which pro rata portion will be calculated by dividing (A) the number of days elapsed since the last day of the last quarter for which full quarterly dividends were declared and paid on the shares of common stock of the Company to the Closing Date (as such term is defined by the Merger Agreement), by (B) the total number of days in the fiscal quarter during which the Closing Date occurs, without interest.

Immediately prior to the effective time of the Merger, each outstanding option to purchase common stock of the Company will be accelerated in full such that each such outstanding option will be fully vested and exercisable. At the effective time of the Merger, each outstanding option (taking into account the vesting acceleration described in the previous sentence) will be converted into the right to receive $26.00 in cash minus the exercise price required to be paid to acquire the underlying share of Common Stock. If the exercise price per share of Common Stock with respect to an option is equal to or greater than $26.00, such option shall be canceled without any cash payment.

In addition, in connection with the Merger, each share of 7 3/4% Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”) issued and outstanding immediately prior to the effective time of the Merger will be redeemed at the redemption price per share specified in the Company’s charter documents plus an amount in cash to be paid by the Company equal to $0.484375 multiplied by the quotient obtained by dividing (x) the number of days between the last day of the last fiscal quarter for which full quarterly dividends on the Series A Preferred Stock have been declared and paid and the Closing Date (including the Closing Date) by (y) the total number of days in the fiscal quarter during which the Closing Date occurs, without interest in accordance with the Company’s charter documents.

Holders of limited partnership units in the Operating Partnership will receive $26.00 per unit in cash or, at their election, will have the right to receive either common units in the surviving operating partnership similar in their terms to the existing common units or, alternatively, to receive a preferred unit in the surviving operating partnership.

The closing of the Merger is subject to customary closing conditions, including, but not limited to, the approval the Merger Agreement and the Merger by the holders of the Company’s Common Stock. The transaction has been approved by the Company’s Board of Directors, which has also recommended that the holders of the Company’s Common Stock approve both the Merger Agreement and the Merger.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1. Exhibit 2.1 is filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and therefore may be incorporated by reference into filings made under the Securities Act of 1933, as amended.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference into this Current Report on Form 8-K.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms. The summary of the Merger Agreement contained in this Current Report on Form 8-K may not contain all of the information about the Merger Agreement that is important to investors. Therefore, the Company recommends that each investor read carefully the copy of the Merger Agreement that is being filed as Exhibit 2.1 to this Current Report on Form 8-K in its entirety, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by the summary contained in this Current Report on Form 8-K.

Employment Agreement of Andrew Batinovich

On August 20, 2006, the Company’s Board of Directors approved an amendment to the employment agreement of Mr. Andrew Batinovich, the Company’s President and Chief Executive Officer, to clarify the terms upon which Mr. Batinovich’s equity awards of the Company’s securities (“Mr. Batinovich’s Awards”) vest in the context of a change of control. Pursuant to such amendment, Mr. Batinovich’s Awards vest 100%, are fully exercisable, and all restrictions on such awards fully lapse, immediately prior to the effective time of a change of control transaction. In addition, to the extent that the accelerated vesting of Mr. Batinovich’s Awards would trigger an excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Batinovich would be entitled to be paid a Gross-Up Payment, as defined in, and as provided in, Mr. Batinovich’s employment agreement.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed Merger of Glenborough with and into a wholly owned subsidiary of Morgan Stanley Real Estate, Glenborough intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement. INVESTORS AND SECURITY HOLDERS OF GLENBOROUGH ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GLENBOROUGH, MORGAN STANLEY REAL ESTATE AND THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by Glenborough with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting Glenborough at (650) 343-9300 or accessing Glenborough’s website at www.glenborough.com. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Proxies may be solicited on behalf of Glenborough by members of its Board of Directors and executive officers. Information about such persons can be found in Glenborough’s definitive proxy statement relating to its 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2006 and may be obtained free of charge at the SEC’s website at www.sec.gov or at Glenborough’s website at www.glenborough.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 20, 2006, by and among Glenborough Realty Trust Incorporated, Glenborough Properties, L.P., Gridiron Holdings LLC and Gridiron Acquisition LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLENBOROUGH REALTY TRUST INCORPORATED

Date: August 23, 2006	By:	/s/ Brian S. Peay
Brian S. Peay
Executive Vice President, Chief Financial Officer